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                                                                     Exhibit 1.1

                                2,000,000 SHARES

                            AMB PROPERTY CORPORATION

             6 3/4% SERIES M CUMULATIVE REDEEMABLE PREFERRED STOCK,
                            PAR VALUE $.01 PER SHARE

                             UNDERWRITING AGREEMENT

                                NOVEMBER 6, 2003

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                                                                November 6, 2003

MORGAN STANLEY & CO. INCORPORATED
      As representative of the several underwriters
1585 Broadway
New York, New York 10036

Dear Sirs and Mesdames:

         AMB Property Corporation, a Maryland corporation (the "REIT"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "UNDERWRITERS") 2,000,000 shares of its 6 3/4% Series M Cumulative Redeemable Preferred Stock, par value $.01 per share (the "FIRM SHARES"). Morgan Stanley & Co. Incorporated has agreed to act as representative of the several Underwriters (in such capacity, the "REPRESENTATIVE") in connection with the offering and sale of the Shares. As used herein, the "COMPANY" shall include the REIT, AMB Property, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"), and each of the subsidiaries of the REIT or the Operating Partnership set forth on Schedule II hereto (each, a "SUBSIDIARY," and, collectively, the "SUBSIDIARIES"). The REIT also proposes to issue and sell to the several Underwriters not more than an additional 300,000 (the "ADDITIONAL SHARES"), if and to the extent that the Representative shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of preferred stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES".

         The REIT and the Operating Partnership have filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (File No. 333-68283), including a prospectus, relating to the Shares. Such registration statement, including the exhibits thereto, as amended as of the date hereof is hereinafter referred to as the "REGISTRATION STATEMENT." The REIT proposes to file with the Commission pursuant to Rule 424 under the Securities Act, a supplement to the prospectus included in the Registration Statement relating to the Shares. The prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "BASIC PROSPECTUS." The term "PROSPECTUS" means the Basic Prospectus together with the prospectus supplement (the "PROSPECTUS SUPPLEMENT") relating to the Shares, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. As used herein, the terms "BASIC PROSPECTUS" and "PROSPECTUS" shall include in each case the documents, if any, incorporated by reference therein. The terms "SUPPLEMENT", "AMENDMENT" and "AMEND" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the REIT or the Operating Partnership with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

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         1.       REPRESENTATIONS AND WARRANTIES. The REIT and Operating
Partnership, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the REIT and the Operating Partnership, threatened by the Commission.

                  (b) Except for statements in such documents which do not constitute part of the Registration Statement or Prospectus pursuant to Rule 412 of Regulation C under the Securities Act of 1933, as amended (the "SECURITIES ACT"), (i) each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied when filed or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became or becomes effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each part of the Registration Statement when such part became or becomes effective and the Prospectus when originally filed complied and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus did not contain and, as amended or supplemented, if applicable, will not contain on the date of filing with the Commission and at the Closing Date (and any Option Closing
         Date) any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(b) do not apply to statements in or omissions from the Registration Statement or the Prospectus or any amendment or supplement thereto based upon and in conformity with information relating to any Underwriter furnished to the REIT in writing by any Underwriter expressly for use therein, which information is the information set forth in Exhibit A hereto.

                  (c) The REIT has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, and has all power and authority necessary to own, lease and operate its properties and to conduct the businesses in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement. The REIT is duly qualified or registered as a foreign corporation and is in good standing in California and is qualified or registered to do business in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be registered in such other jurisdiction would not result in a material adverse effect on the consolidated financial position, results of operations or business of the REIT, the Operating Partnership and their subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

                  (d) The Operating Partnership is a limited partnership duly formed and existing under and by virtue of the laws of the State of Delaware and is in good standing under the Delaware Revised Uniform Limited Partnership Act with partnership power

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         and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in California and is qualified or registered to do business in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be registered in such other jurisdiction would not have Material Adverse Effect. The REIT is the sole general partner of the Operating Partnership and owns the percentage interest in the Operating Partnership as set forth or incorporated by reference in the Prospectus.

                  (e) Each Subsidiary is duly incorporated or organized, as the case may be, and is validly existing as a partnership, corporation or limited liability company in good standing under the laws of its respective jurisdiction of organization, and has the corporate, partnership or other power and authority to own its property and to conduct its business as described in the Prospectus. Each Subsidiary is duly qualified or registered to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or registered would not have a Material Adverse Effect; all of the issued shares of capital stock or other ownership interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth or incorporated by reference in the Prospectus, are owned directly or indirectly by the REIT or the Operating Partnership, free and clear of all liens, encumbrances, equities or claims. The Subsidiaries are the only significant subsidiaries (as defined in Rule 405 of Regulation C of the Securities Act) of the REIT and the Operating Partnership.

                  (f) Each of the joint venture partnerships or limited liability companies that are consolidated in consolidated financial statements of the Company or listed in the REIT's or the Operating Partnership's annual report on Form 10-K for the year ended December 31, 2002 or quarterly report on Form 10-Q for the quarter ended June 30, 2003 (collectively, the "JOINT VENTURES") has been duly formed and is validly existing as a limited partnership or limited liability company in good standing under the laws of its state of organization, with power and authority to own, lease and operate its properties and to conduct the business in which it is engaged. Each Joint Venture is duly qualified or registered as a foreign limited partnership or limited liability company to transact business in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be registered would not have a Material Adverse Effect. The REIT, the Operating Partnership or a subsidiary of the REIT or the Operating Partnership owns the percentage of the partnership or other equity interest in each of the Joint Ventures as set forth in such financial statements or such reports hereto (the "JOINT VENTURE INTERESTS"), and each of the Joint Venture Interests is validly issued and fully paid and free and clear of any security interest, mortgage, pledge, lien encumbrance, claim or equity. The REIT and the Operating Partnership have no other interests in joint ventures, partnerships or limited liability companies in which unrelated third parties have interests, other than as set forth in such financial statements or such reports or the Subsidiaries.

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                  (g)      This Agreement has been duly authorized, executed and
         delivered by the REIT and the Operating Partnership and constitutes the valid and binding agreement of each of them, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity.

                  (h) The REIT has an authorized capitalization as set forth in the Prospectus, and the authorized capital stock of the REIT conforms in all material respects to the description thereof contained in the Prospectus.

                  (i) All of the issued and outstanding partnership units of the Operating Partnership (the "UNITS") have been duly and validly authorized and issued and conform in all material respects to the description thereof contained or incorporated by reference in the Prospectus. The Units owned by the REIT are owned directly by the REIT, free and clear of all liens, encumbrances, equities or claims.

                  (j) The Shares have been duly authorized and classified for issuance and sale to the Underwriters pursuant to this Agreement. On or prior to the Closing Date, the REIT will have executed and filed with the State Department of Assessments and Taxation of Maryland (the "SDAT") Articles Supplementary ("ARTICLES SUPPLEMENTARY") to its Articles of Incorporation establishing the terms of the Shares and, when the Shares are duly paid for and certificates therefor are duly countersigned and delivered as provided herein, the Shares will be validly issued, fully paid and nonassessable. The issuance of the Shares is not subject to preemptive or similar rights.

                  (k) The execution and delivery by the REIT and the Operating Partnership of, and the performance by each of the REIT and the Operating Partnership of its respective obligations under, this Agreement and the consummation of the transactions contemplated hereby and thereby, and the proposed redemption of the Operating Partnership's 8 5/8% Series B Cumulative Redeemable Partnership Units (the "SERIES B PARTNERSHIP UNITS"), as described in the Prospectus, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, joint venture agreement, partnership agreement, limited liability company agreement or any other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except for such conflicts, breaches or violations which would not, singly or in the aggregate, have a Material Adverse Effect, (ii) result in any violation of the provisions of the charter, by-laws, certificate of limited partnership, partnership agreement or other organizational documents of the REIT, the Operating Partnership or any Subsidiary, as the case may be, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, except where such noncompliance or violation of any such statute, order, rule or regulation would not, singly or in the aggregate, have a Material Adverse Effect. No consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution and delivery by the REIT or the Operating Partnership of, and the performance by each of the REIT and the Operating Partnership of its respective obligations under, this Agreement and the consummation of the transactions

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         contemplated hereby and thereby, except for (A) the registration of the
         Shares under the Securities Act or the rules and regulations thereunder and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act, the Exchange Act, or the rules and regulations thereunder, and applicable state and foreign securities laws in connection with issuance, offer and sale of the Shares, (B) the listing of the Shares on the NYSE, or
         (C) consents, approvals, authorizations, orders, filings or registrations that will be completed on or prior to the Closing Date.

                  (l) There are no legal or governmental proceedings pending or, to the knowledge of the REIT and the Operating Partnership, threatened, to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or incorporated by reference, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described, incorporated by reference or filed as required.

                  (m) None of the REIT, the Operating Partnership or any Subsidiary is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, none will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (n) Other than as contemplated by the Prospectus, there are no contracts, agreements or understandings between the REIT and any person granting such person the right to require the REIT to file a registration statement under the Securities Act with respect to any securities of the REIT, other than with respect to a de minimis number of shares of the common stock, par value $0.01 per share (the "COMMON STOCK"), of the REIT, or to require the REIT to include such securities with the Shares registered pursuant to the Registration Statement.

                  (o) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the REIT, the Operating Partnership, and their subsidiaries, taken as a whole, from that set forth or incorporated by reference in the Prospectus. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described in or contemplated by the Prospectus or a document incorporated therein by reference, (i) the Company has not incurred any liability or obligation, direct or contingent, nor entered into any transaction not in the ordinary course of business that is material with respect to the REIT, the Operating Partnership and their subsidiaries, taken as a whole; (ii) the REIT has not purchased any of its outstanding capital stock other than pursuant to its stock repurchase program, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than the $0.415 per share of Common Stock dividends declared on February 26, 2003, May 15, 2003 and September 18, 2003 and dividends declared on the Company's 6.5% Series L Cumulative Redeemable Preferred Stock on June 27, 2003 and September 18, 2003; (iii) the Operating Partnership has not purchased any of its outstanding Units, nor declared, paid or otherwise made any dividend or distribution of any kind on its Units other than in the normal course of business, other than the

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         anticipated redemption by the Operating Partnership of its Series B
         Partnership Units and distributions to be paid in connection with such redemption by the Operating Partnership of the Series B Partnership Units; and (iv) there has not been any change in the capital stock or increase in the short-term debt or long-term debt that is, in either case, material with respect to the Company taken as a whole.

                  (p) Except as otherwise disclosed or incorporated by reference in the Prospectus:

                           (i) as of September 30, 2003, the Company owned and operated (exclusive of properties that the Company managed for third parties) 896 industrial buildings and seven retail and other properties (the "PROPERTIES").

                           (ii) the Company (directly or indirectly) has good and marketable fee simple title to the land underlying the Properties and good and marketable title to the improvements thereon, other than those improvements located on land which the Company (directly or indirectly) acts as the ground lessor (the "TENANT OWNED IMPROVEMENTS"), and all other assets that are required for the effective operation of such Properties in the manner in which they currently are operated, subject, however, to existing mortgages on such Properties, to utility easements serving such Properties and other immaterial easements, reciprocal easement agreements and licenses, to liens of ad valorem taxes and other assessments not delinquent, to zoning and similar governmental land use matters affecting such Properties that are consistent with the current uses of such Properties, to matters of title not adversely affecting marketability of title to such Properties, other immaterial statutory liens not due and payable, title matters that may be material in character, amount or extent but which do not materially detract from the value, or interfere with the use of, the Properties or otherwise materially impair the business operations being conducted or proposed to be conducted thereon, service marks and trade names used in connection with such Properties, ownership by others of certain items of equipment and other items of personal property that are not material to the conduct of business operations at such Properties and ownership of improvements pursuant to certain valid, existing and enforceable ground leases;

                           (iii) except as would not have a Material Adverse Effect, with respect to the Properties held through Joint Ventures (the "JOINT VENTURE PROPERTIES"), the Joint Ventures that currently own such Properties have good and marketable fee simple title to the land underlying such Properties and good and marketable title to the improvements thereon, other than the Tenant Owned Improvements, and all other assets that are required for the effective operation of such Properties in the manner in which they currently are operated, subject to the exceptions set forth in clause (ii) above;

                           (iv) there are no liens, charges, encumbrances, claims, or restrictions on or affecting any of the Properties or the assets of the Company that are material to the Company taken as a whole;

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                           (v)      neither the Company nor, to the knowledge of
                  the REIT and the Operating Partnership, any tenant of any of the Properties is in default under any of the leases pursuant to which the Company, as lessor, leases its Property (and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases) other than such defaults that would not result in a Material Adverse Effect;

                           (vi) any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company, except as described in or contemplated by the Prospectus;

                           (vii) no person has an option or right of first refusal to purchase all or part of any Property or any interest therein which is material to the REIT, the Operating Partnership and their subsidiaries, taken as a whole;

                           (viii) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed or incorporated by reference in the Prospectus and except for such failures to comply that would not individually or in the aggregate result in a Material Adverse Effect;

                           (ix) neither of the REIT or the Operating Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change, or other similar proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to any of the Properties, except such proceedings or actions that would not have a Material Adverse Effect; and

                           (x) except as would not result in a Material Adverse Effect,

                                    (i)      the ground leases under which the
                  Company (directly or indirectly) or a Joint Venture holds or uses real property relating to the Properties are in full force and effect, and

                                    (ii)     the Company and, to the knowledge
                  of the REIT and the Operating Partnership, the Joint Ventures or other named lessees under such leases (A) are not in default in respect of any of the terms or provisions of such leases and (B) have not received notice of the assertion of any claim by anyone adverse to such person's or entity's rights as lessees under such leases, or affecting or questioning such person's or entity's right to the continued possession or use of the Property under such leases or of a default under such leases.

                  (q) Except as disclosed or incorporated by reference in the Prospectus:

                           (i)      each Property, including, without
                  limitation, the Environment (as defined below) associated with such Property, is free of any Hazardous Substance

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                  (as defined below) in violation of any Environmental Law (as defined below) applicable to such Property, except for Hazardous Substances that would not result in a Material Adverse Effect;

                           (ii) the Company has not caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property, and no condition exists on, in, under or, to the knowledge of the REIT and the Operating Partnership, adjacent to any Property that could result in the incurrence of liabilities or any violations of any Environmental Law applicable to such Property, give rise to the imposition of any Lien (as defined below) under any Environmental Law, or cause or constitute a health, safety or environmental hazard to any property, person or entity, except in each case that would not, singly or in the aggregate, have a Material Adverse Effect;

                           (iii) neither the Company nor, to the knowledge of the REIT and the Operating Partnership, any tenant of any of the Properties has received any written notice of a claim under or pursuant to any Environmental Law applicable to a Property or under common law pertaining to Hazardous Substances on or originating from any Property, except for any such claims which would not, singly or in the aggregate, have a Material Adverse Effect;

                           (iv) neither the Company nor, to the knowledge of the REIT and the Operating Partnership, any tenant of any of the Properties has received any written notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law applicable to a Property that is uncured or unremediated as of the date hereof, except for any such violations which would not, singly or in the aggregate, have a Material Adverse Effect;

                           (v) no Property is included or, to the knowledge of the REIT and the Operating Partnership, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA"), nor has the Company received any written notice from the EPA or any other Governmental Authority proposing the inclusion of any Property on such list;

                           (vi) the Company and, to the knowledge of the REIT and the Operating Partnership, each tenant at any of the Properties (i) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (ii) are in compliance with all terms and conditions of any such permit, license or approval, except in each case where such noncompliance, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect; and

                           (vii) there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental

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                  Laws or any permit, license or approval, any related
                  constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

                  As used herein: "HAZARDOUS SUBSTANCE" shall include, without limitation, any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, solid waste or similarly designated materials, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. Section 172.101, as heretofore amended, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as heretofore amended); "ENVIRONMENT" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air; "ENVIRONMENTAL LAW" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.
         Section 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C.
         Section 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), and all other applicable federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits relating to the protection of the environment or of human health from environmental effects; "GOVERNMENTAL AUTHORITY" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "LIEN" shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "RELEASE" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

                  (r) The independent auditors of the Company, who have certified certain financial statements in the Registration Statement, whose report appears in the Prospectus, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder during the periods covered by the financial statements on which they reported contained in the Prospectus.

                  (s) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Prospectus or in a document incorporated by reference in the Prospectus.

                  (t) The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess any such certificates, authorizations or permits, singly or in the aggregate, would not have a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, except as described in or contemplated by the Prospectus or in a document incorporated by reference in the Prospectus.

                  (u) The Company has filed all Federal, state, and local income tax returns which have been required to be filed and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith (and except in any case in which the failure to so file or pay would not have a Material Adverse Effect).

                  (v) The financial statements (including the notes thereto) included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the REIT, the Operating Partnership and their consolidated subsidiaries at the respective dates indicated and the consolidated results of operations for the respective periods specified, and except as otherwise stated or incorporated by reference in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated or incorporated by reference therein. The financial information and data included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the books and records of the respective entities presented therein. Pro forma financial information included or incorporated by reference in the Prospectus has been prepared in accordance with the applicable requirements of Rules 11-01 and 11-02 of Regulation S-X under the Securities Act, and the necessary pro forma adjustments have been properly applied to the historical amounts in the compilation of such information, and, in management's opinion, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (w) The Company is currently in compliance with all presently applicable provisions of the Americans with Disabilities Act, except for such noncompliance which would not, singly or in the aggregate, have a Material Adverse Effect.

                  (x) The REIT has elected to be taxed as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "CODE"), commencing with its taxable year ended December 31, 1997; the REIT has qualified and expects that it will continue to qualify as a "real estate investment trust" under the Code beginning with its taxable year ended December 31, 1997, and will continue to qualify as a "real estate investment trust" under the Code after consummation of the transactions contemplated by the Prospectus; and the REIT's present and contemplated operations, assets and income will enable it to meet the requirements for qualification as a "real estate investment trust" under the Code.

                  (y) Neither the REIT, the Operating Partnership nor any Subsidiary, nor any of their directors, officers or controlling persons, has taken or will take, directly or indirectly, any action designed to cause or result under the Exchange Act, or otherwise in, or which has constituted or which reasonably might be expected to constitute, the unlawful stabilization or manipulation of the price of any security of the REIT to facilitate the sale or resale of the Shares.

                  (z) (i) the (a) Revolving Credit Agreement dated as of May 24, 2000 among the Operating Partnership and the banks listed therein (the "ORIGINAL REVOLVING CREDIT AGREEMENT") and (b) the Guaranty of Payment made as of May 24, 2000 between the REIT and JPMorgan Chase Bank (formerly Morgan Guaranty Trust Company of New
         York), as administrative agent for the banks listed on the signature page of the Revolving Credit Agreement have been superceded in their entirety by (c) the Amended and Restated Revolving Credit Agreement, dated as of December 11, 2002, as amended by the Amendment to Amended and Restated Revolving Credit Agreement, dated as of July 10, 2003, by and among the Operating Partnership, the banks listed therein, JPMorgan Chase Bank, as administrative agent, J.P. Morgan Europe Limited, as administrative agent for alternate currencies, Bank of America, N.A., as syndication agent, J.P. Morgan Securities Inc. and Banc of America Securities LLC, as joint lead arrangers and joint bookrunners, Bank One, NA, Commerzbank Aktiengesellschaft, New York and Grand Cayman Branches and Wachovia Bank, N.A., as documentation agents, PNC Bank, National Association, The Bank of Nova Scotia, acting through its San Francisco Agency, and Wells Fargo Bank, N.A., as managing agents, and KeyBank National Association, as co-agent (the "AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT"), and (d) the Guaranty of Payment, dated as of December 11, 2002, by the REIT for the benefit of JPMorgan Chase Bank, as administrative agent, and J.P. Morgan Europe Limited, as administrative agent for alternate currencies, for the banks listed on the signature page to the Amended and Restated Revolving Credit Agreement, respectively, and are of no further force and effect; and
         (ii) the Revolving Credit Agreement dated as of August 23, 2001, among AMB Institutional Alliance Fund II, L.P., AMB Institutional Alliance REIT II, Inc., the banks and financial institutions listed therein, Bank of America, N.A., as Administrative Agent, Dresdner Bank, AG, as Syndication Agent, and Bank One, N.A., as Documentation Agent (the "ALLIANCE FUND II CREDIT AGREEMENT") has been fully paid and the Alliance Fund II Credit Agreement has been terminated and is of no further force and effect.

         2. AGREEMENT TO SELL AND PURCHASE. The REIT hereby agrees to issue and sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained and upon the terms and subject to the conditions herein set forth, agrees, severally and not jointly, to purchase from the REIT, the respective number of Firm Shares set forth in
Schedule I hereto opposite its name. The purchase price per share of the Shares to be paid by the several Underwriters to the REIT shall be $24.2125 a share (the "PURCHASE PRICE").

         In addition, REIT hereby agrees to issue and sell to the several Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained and upon the terms and subject to the conditions herein set forth, shall have a one-time right to purchase, severally and not jointly, from the REIT any or all of the Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the REIT in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in
Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         The REIT hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 30 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of 6 3/4% Series M Cumulative Redeemable Preferred Stock (the "SERIES M PREFERRED STOCK"), or any securities convertible into or exercisable or exchangeable for Series M Preferred Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of Series M Preferred Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Series M Preferred Stock, in cash or otherwise. The restrictions described in the foregoing sentence shall not apply to the Shares to be sold hereunder or the Common Stock or prevent the REIT from redeeming or repurchasing any of its securities.

         3. TERMS OF PUBLIC OFFERING. The REIT is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in your judgment is advisable. The REIT is further advised by you that the Shares are to be offered to the public initially at $25.00 a share (the "PUBLIC OFFERING PRICE") plus accrued dividends, if any, to the Closing Date, and to certain dealers selected by you at a price that represents a concession not in excess of $0.50 a share under the

Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $0.45 a share, to any Underwriter or to certain other dealers.

         4. PAYMENT AND DELIVERY. Payment of the aggregate Purchase Price for the Firm Shares shall be made to the REIT in federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on November 25, 2003, or at such other time on the same or such other date as shall be agreed to in writing by the REIT and the Representative. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

         Payment for the Additional Shares shall be made to the REIT in federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on the date specified in the notice described in
Section 2 or at such other time on the same or such other date as shall be agreed to in writing by the REIT and the Representative. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."

         Certificates for Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one (1) full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

         5. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                           (i) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the REIT, the Operating Partnership and their subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus; and

                           (ii)     there shall not have occurred any
                  downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the REIT, the Operating Partnership, any of their subsidiaries, any of their respective securities or in the rating outlook for any of them by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                  (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the REIT on behalf of the REIT and in the REIT's capacity as general partner of the Operating Partnership, to the effect set forth in subsection (a) and subsection (c) of this Section 5, and to the effect that:

                           (i) the representations and warranties of the REIT and the Operating Partnership contained in this Agreement are true and correct on the Closing Date, as if made on the Closing Date,

                           (ii)     all of the covenants and agreements
         contained herein to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date, shall have been duly performed, fulfilled or complied with, and

                           (iii) the executive officer executing such certificate has examined the Registration Statement and the Prospectus (including the documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) believes that as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not true or misleading and (B) does not know of any event that has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading and there has been no document required to be filed under the Exchange Act and the rules and regulations thereunder that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed.

         The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) The Prospectus shall have been filed as required by this Agreement and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purposes shall be pending or threatened by the Commission.

                  (d) The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins, special counsel for the REIT, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, as to the matters set forth in Exhibit B attached hereto.

                  (e) The Underwriters shall have received on the Closing Date an opinion of Tamra D. Browne, General Counsel to the REIT, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, as to the matters set forth in Exhibit C attached hereto.

                  (f) The Underwriters shall have received on the Closing Date an opinion of Ballard Spahr Andrews & Ingersoll, LLP, special Maryland counsel for the REIT, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, as to the matters set forth in Exhibit D attached hereto.

                  (g) The Underwriters shall have received on the Closing Date an opinion of Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

                  (h) The Underwriters shall have received, on the Closing Date, a letter(s) dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements (provided that it is understood that such letter(s) will not include tick & tie coverage with respect to the fiscal year ended December 31, 2001) and certain financial information contained in the Registration Statement and the Prospectus.

                  (i) The Shares shall be qualified for sale in such states as the Underwriters may reasonably request, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

                  (j) On the Closing Date, the Company shall have furnished to the Underwriters such appropriate further information, certificates and documents as they may reasonably request.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the REIT and the Operating Partnership, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares, including, without limitation, (i) a certificate dated and as of the Option Closing Date to same effect as the certificate described in paragraph (b) above, (ii) opinions of Latham & Watkins, Tamra D. Browne and Ballard Spahr Andrews & Ingersoll, LLP dated the Option Closing Date to same effect as the opinions described in paragraphs (d), (e) and (f) but relating to the Additional Shares, (iii) an opinion of Gibson, Dunn & Crutcher dated the Option Closing Date relating to the Additional Shares, and (iv) a letter from PricewaterhouseCoopers LLP dated the Option Closing Date to same effect as the described in paragraph (h).

         6. COVENANTS OF THE REIT AND THE OPERATING PARTNERSHIP. In further consideration of the agreements of the Underwriters herein contained, the REIT and the Operating Partnership covenant with each Underwriter as follows:

                  (a) The REIT will advise the Representative promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and will use their best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued. The REIT and the Operating Partnership will advise the Representative promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information, and will not at any time file any amendment to the Registration Statement or supplement to the Prospectus which shall not previously have been submitted to the Representatives a reasonable time prior to the proposed filing or use thereof or to which the Representatives shall reasonably object or which is not in compliance with the Securities Act and the rules and regulations thereunder. The REIT and the Operating Partnership will cause the Prospectus Supplement to be filed and will advise you promptly when the Prospectus has been filed pursuant to Rule 424(b) of the Securities Act.

                  (b) To furnish to you, upon request and without charge, a signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 A.M. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                  (c) If, during such period after the first date of the public offering of the Shares, in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading when the Prospectus is delivered to a purchaser, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the REIT and the Operating Partnership) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading when the Prospectus is delivered to a purchaser, or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws and real estate syndication laws of such jurisdictions as you shall reasonably request.

                  (e) To make generally available to the REIT's security holders and to you as soon as practicable (but no event later than the last day of the fifteenth full calendar month following the end of the REIT's current fiscal quarter), an earnings statement covering the twelve-month period beginning after the date upon which the Prospectus Supplement is filed pursuant to Rule 424 of the Act that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of counsel for the Company and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum,
         (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., if any, (v) any fees charged by the rating agencies for the rating of the Shares, (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Shares, (vii) all costs and expenses incident to listing the Shares on the New York Stock Exchange,
         (viii) the cost of printing certificates representing the Shares, (ix) the fees and expenses of any transfer agent, registrar or depositary in connection with the issuance of the Shares, (x) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the REIT, travel and lodging expenses of the representatives and officers of the REIT and any such consultants, and, with the prior approval of the REIT, the cost of any aircraft chartered in connection with the road show and (xi) all other costs and expenses incident to the performance of the obligations of the REIT and the Operating Partnership hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution" and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

                  (g) The Company will use the net proceeds received by it from the sale of the Shares sold by it in the manner specified in the Prospectus under the caption "Use of Proceeds."

                  (h) The Company shall have applied to list the Shares, and the Shares shall have been approved for listing, subject to notice of issuance, on the New York Stock

         Exchange (the "NYSE") on or prior to the Closing Date, and the REIT and the Operating Partnership shall use its best efforts to maintain the listing of such Shares on the NYSE.

                  (i) Except for the authorization of actions permitted to be taken by the underwriters as contemplated herein or in the Prospectus, neither the REIT nor the Operating Partnership will, within 30 days of the date of the Prospectus, (i) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the REIT to facilitate the sale or resale of the Shares, (ii) sell, bid for or purchase the Shares or pay any person any compensation for soliciting purchases of the Shares or
         (iii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the REIT, which payment or agreement is designed to cause or to result in the stabilization or manipulation of the price of the Shares.

                  (j) The Company will use its best efforts to enable Moody's Investor Service, Inc. and Standard and Poor's Rating Services to provide their respective credit ratings of the REIT, the Operating Partnership or the Shares, as the case may be.

                  (k) Prior to the Closing Date the REIT will file the Articles Supplementary with the Maryland State Department of Assessments and Taxation establishing and fixing the rights and preferences of the Shares. The REIT shall first provide the form of Articles Supplementary to counsel to the Underwriters and shall not file any form of Articles Supplementary to which counsel to the Underwriters has objected in good faith.

         7.       INDEMNITY AND CONTRIBUTION.

                  (a) The REIT and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the REIT and the Operating Partnership shall have furnished any amendments or supplements thereto) or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission, or (ii) any omission or alleged omission to state in such document a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damage, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the REIT and the Operating Partnership in writing by such Underwriter through you expressly for use therein and set forth in Exhibit A hereof; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the REIT and the Operating Partnership shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages, liabilities or expenses, unless such failure is the result of noncompliance by the REIT and the Operating Partnership with Section 6(b) hereof. This indemnity agreement will be in addition to any liability that the REIT or the Operating Partnership might otherwise have.

                  (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the REIT, the Operating Partnership and the REIT's directors, its officers who sign the Registration Statement and each person, if any, who controls the REIT or the Operating Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnities from the REIT and the Operating Partnership to such Underwriter, but only with reference to information relating to such Underwriter furnished to the REIT in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, and as set forth in Exhibit A hereto.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the REIT or the Operating Partnership, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party in writing to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of each indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d)      To the extent the indemnification provided for in
Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the REIT and the Operating Partnership on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the REIT and the Operating Partnership on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the REIT and the Operating Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the REIT and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the REIT and the Operating Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the REIT or the Operating Partnership or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

                  (e) The REIT, the Operating Partnership and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the

Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the REIT and the Operating Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the REIT, the Operating Partnership or the REIT's officers or directors or any person controlling the REIT or the Operating Partnership and (iii) acceptance of and payment for any of the Shares.

         8. TERMINATION. The obligations of the Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date, by notice to the REIT and the Operating Partnership from the Underwriters, without liability on the part of the Underwriters to the REIT and the Operating Partnership, if, prior to delivery and payment for the Shares, in the sole judgment of the Underwriters, (i) trading in any of the equity securities of the REIT shall have been suspended by the Commission, by an exchange that lists such equity securities or by the National Association of Securities Dealers Automated Quotation National Market System, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by either Federal or New York State authorities or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any material outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other material calamity or crisis, including, without limitation, an act of terrorism, shall have occurred the effect of any of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated by the Prospectus.

         9. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the REIT for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the REIT. In any such case either you or the REIT shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the REIT or the Operating Partnership to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the REIT or the Operating Partnership shall be unable to perform their obligations under this Agreement, the REIT and the Operating Partnership will, jointly and severally, reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         10. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, agreements and covenants of the REIT and the Operating Partnership herein or in certificates delivered pursuant hereto and the agreements of the Underwriters in Section 7 herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling persons, or the REIT or the Operating Partnership or any of its officers, trustees, or any controlling persons, and shall survive (i) termination of this Agreement and (ii) delivery of and payment for the Shares hereunder.

         11. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, with respect to any party hereto, will be mailed, delivered or telefaxed and confirmed as follows:

                  if to the to the Company:  AMB Property Corporation
                                             Pier 1, Bay 1
                                             San Francisco, California 94111

                                             Attention: General Counsel
                                             Telefax number: (415) 394-9000

                  with a copy to:            Latham & Watkins
                                             505 Montgomery St. Suite 1900
                                             San Francisco, California 94111
                                             Attention: Laura L. Gabriel
                                             Telefax number: (415) 395-8095

                  if to the Underwriters:    Morgan Stanley & Co. Incorporated
                                             1585 Broadway
                                             New York, New York 10036
                                             Telefax number: (212) 761-0783

                  with a copy to:            Gibson, Dunn & Crutcher LLP
                                             One Montgomery Street
                                             One Montgomery Tower, 31st Floor
                                             San Francisco, California 94104
                                             Attention: Douglas D. Smith
                                             Telefax number: (415) 986-5309

         12. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         14. PARTIES. This Agreement has been and is made solely for the benefit of the Underwriters and the REIT and the Operating Partnership and of the controlling persons, directors, trustees, and officers referred to in
Section 7, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from the Underwriters.

         15. AMENDMENTS. This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the REIT, the Operating Partnership and the Representative.

         16. SEVERABILITY. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         17. WAIVER OF TRIAL BY JURY. The REIT and each of the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

         18. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                            [Signature Page Follows]

         Please confirm that the foregoing correctly sets forth the agreement between the REIT, the Operating Partnership and the Underwriters.

                                       Very truly yours,

                                       AMB PROPERTY CORPORATION

                                       By: /s/ Michael A. Coke
                                           -------------------------------------
                                           Name:  Michael A. Coke
                                           Title: Executive Vice President and
                                                  Chief Financial Officer

                                       AMB PROPERTY, L.P.

                                       By: AMB PROPERTY CORPORATION,
                                           its General Partner

                                       By: /s/ Michael A. Coke
                                           -------------------------------------
                                           Name:  Michael A. Coke
                                           Title: Executive Vice President and
                                                  Chief Financial Officer

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED

Acting on behalf of itself and the
several Underwriters named in Schedule I hereto.

MORGAN STANLEY & CO. INCORPORATED

By: /s/ Harold J. Hendershot III
    -------------------------------------
    Name: Harold J. Hendershot III
    Title: Executive Director

                 [Signature Page to AMB Underwriting Agreement]

                                                                      SCHEDULE I

                                  UNDERWRITERS

                                                                                       NUMBER OF FIRM SHARES
     UNDERWRITER                                                                          TO BE PURCHASED
     -----------                                                                       ---------------------
Morgan Stanley & Co. Incorporated.......................................                      750,000
Wachovia Capital Markets, LLC...........................................                      750,000
Banc of America Securities LLC..........................................                      400,000
A.G. Edwards & Sons, Inc................................................                       25,000
Banc One Capital Markets, Inc...........................................                       25,000
Bear, Stearns & Co. Inc.................................................                       25,000
Scotia Capital (USA) Inc................................................                       25,000
                                                                                            ---------
    Total Firm Shares...................................................                    2,000,000
                                                                                            ---------

                                                                     SCHEDULE II

                                  SUBSIDIARIES

MATERIAL SUBSIDIARIES OF THE OPERATING PARTNERSHIP

AMB Property II, L.P., a Delaware limited partnership

Long Gate, LLC, a Delaware limited liability company

MATERIAL SUBSIDIARIES OF THE REIT

AMB Property, L.P., a Delaware limited partnership

AMB Property II, L.P., a Delaware limited partnership

Long Gate, LLC, a Delaware limited liability company